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                                   EXHIBIT B
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                          AGREEMENT AND PLAN OF MERGER
                            (REINCORPORATION MERGER)
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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                                       OF

                           AVTEL COMMUNICATIONS, INC,
                           --------------------------
                             A DELAWARE CORPORATION

                                      AND

                          AVTEL COMMUNICATIONS, INC.,
                          ---------------------------
                               A UTAH CORPORATION


THIS AGREEMENT AND PLAN OF MERGER, dated as of _________, 1997, (the "Agreement") is between AVTEL COMMUNICATIONS, INC., a Delaware corporation ("AvTel-Delaware") and AVTEL COMMUNICATIONS, INC., a Utah corporation ("AvTel-Utah"). AvTel-Delaware and AvTel-Utah are sometimes referred to herein as the "Constituent Corporations".

                                    RECITALS

A. AvTel-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 21,000,000 shares, 20,000,000 of which are designated "Common Stock", par value $.01 per share, and 1,000,000 of which are designated "Preferred Stock", par value $.01 per share, 250,000 of which have been designated Series A Convertible Preferred Stock. As of __________, 1997, and as of the date of this Agreement, 100 shares of Common Stock of AvTel-Delaware are issued and outstanding, all of which are held by AvTel-Utah. No shares of Preferred Stock of AvTel-Delaware are issued and outstanding.

B. AvTel-Utah is a corporation duly organized and existing under the laws of the State of Utah and has an authorized capital stock of 55,000,000 shares, 50,000,000 of which are designated "Common Stock", 5,000,000 of which are designated "Preferred Stock", and 1,000,000 of which have been designated Series A Convertible Preferred Stock. As of August 16, 1997, and as of the date of this Agreement, 7,136,827 shares of Common Stock of AvTel-Utah are issued and outstanding, and 1,000,000 shares of Series A Convertible Preferred Stock of AvTel-Utah are issued and outstanding.

C. The Board of Directors of AvTel-Utah has determined that, for the purpose of effecting the reincorporation of AvTel-Utah in the State of Delaware, it is advisable and in the best interests of AvTel-Utah that AvTel-Utah merge with and into AvTel-Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of AvTel-Delaware and AvTel-Utah have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

E.   AvTel-Delaware is a wholly owned subsidiary of AvTel-Utah.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AvTel-Delaware and AvTel-Utah hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   AGREEMENT

1.   MERGER
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     1.1  Merger.  In accordance with the provisions of this Agreement, the
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Delaware General Corporation Law and the Utah Revised Business Corporation Act,
AvTel-Utah shall be merged with and into AvTel-Delaware (the "Merger"), the separate existence of AvTel-Utah shall cease and AvTel-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation" and the name of the Surviving Corporation shall be "AvTel Communications, Inc."

     1.2  Filing and Effectiveness.  The Merger shall become effective when the
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following actions shall have been completed:

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          A.  This Agreement and the Merger shall have been adopted and approved by the shareholders of AvTel-Utah and the sole stockholder of AvTel-Delaware in accordance with the requirements of the Delaware General Corporation Law and the Utah Revised Business Corporation Act;

          B. All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          C. An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          D. Executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the Utah Revised Business Corporation Act shall have been filed with the Secretary of State of the State of Utah.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger".

     1.3  Effect of the Merger.  Upon the Effective Date of the Merger, the
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separate existence of AvTel-Utah shall cease and AvTel-Delaware, as the
Surviving Corporation shall (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) be subject to all actions previously taken by its and AvTel-Utah's Board of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of AvTel-Utah, including all shares of any subsidiary held by AvTel-Utah, in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) continue to be subject to all of the debts, liabilities and obligations of AvTel-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of AvTel-Utah in the same manner as if AvTel-Delaware had itself incurred them, all as more full provided under the applicable provisions of the Delaware General Corporation Law and the Utah Revised Business Corporation Act.

2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
     -----------------------------------------

     2.1  Certificate of Incorporation.  The Certificate of Incorporation of
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AvTel-Delaware as in effect immediately prior to the Effective Date of the
Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2  Bylaws.  The Bylaws of AvTel-Delaware as in effect immediately prior
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to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3  Directors and Officers.  The directors and officers of AvTel-Utah
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immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or by the Certificate of Incorporation or the Bylaws of the Surviving Corporation.



3.   MANNER OF CONVERSION OF STOCK
     -----------------------------

     3.1  AvTel-Utah Common Shares.  Upon the Effective Date of the Merger, each
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share of AvTel-Utah Common Stock issued and outstanding immediately prior to the
Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one-quarter (1/4) of a fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation's Common Stock shall be issued but shall, instead, be paid in cash or check by AvTel-Delaware to the holder of such shares in that amount equal to the fair market value of such fractional share.

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     3.2  AvTel-Utah Preferred Shares.  Upon the Effective Date of the Merger,
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each share of Series A Convertible Preferred Stock of AvTel-Utah, par value
$1.00 per share, issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one-quarter (1/4) fully paid and nonassessable share of Series A Convertible Preferred Stock of the Surviving Corporation, par value $0.01 per share. The rights, preferences and privileges of the Series A Convertible Preferred Stock of the Surviving Corporation are as set forth in the Certificate of Incorporation of the Surviving Corporation. No fractional share interests of the Surviving Corporation's Preferred Stock shall be issued but shall, instead, be paid in cash or check by AvTel-Delaware to the holder of such share in that amount equal to the fair market value of such fractional share.

     3.3  AvTel-Utah Stock Option Plans.
          -----------------------------

          A. Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of AvTel-Utah under The AvTel Communications, Inc., 1997 Stock Option Plan (the "1997 Plan") and shall assume the obligations of AvTel-Utah with respect to each unexpired and unexercised option to purchase shares of Common Stock of AvTel-Utah that was granted outside any stock option plan and was outstanding immediately prior to the Merger ("Outside Option"). Each outstanding and unexercised option to purchase one (1) share of Common Stock of AvTel-Utah pursuant to the 1997 Plan or pursuant to an Outside Option (an "Option") shall be converted into, subject to the provisions in paragraph
(B) of this Section 3.3, an option to purchase one-quarter (1/4) share of the Surviving Corporation's Common Stock (a "New Option") on the same terms as provided in the 1997 Plan and the related stock option agreement evidencing such option or the stock option agreement evidencing the applicable Outside Option, provided, however, that the exercise price for such New Option shall be equal to four times the exercise price stated in the agreement evidencing such Option.

          B. Following the Effective Date of the Merger, the number of shares of the Surviving Corporation's Common Stock to which an Option holder would be otherwise entitled upon exercise of an assumed Option shall be rounded down to the nearest whole number. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

     3.4  AvTel-Delaware Common Stock.  Upon the Effective Date of the Merger,
          ---------------------------
each share of Common Stock, par value $0.01 per share, of AvTel-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by AvTel-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.5  Exchange of Certificates.  After the Effective Date of the Merger,
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each holder of an outstanding certificate representing shares of AvTel-Utah
Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of AvTel-Utah Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of AvTel-Utah Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on

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transferability as the certificate of AvTel-Utah so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of AvTel-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of AvTel-Delaware that such tax has been paid or is not payable.

4.   GENERAL
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     4.1  Covenants of AvTel-Delaware.  AvTel-Delaware covenants and agrees that
          ---------------------------
it will, on or before the Effective Date of the Merger, take such actions as may be required by the Utah Revised Business Corporation Act.

     4.2  Further Assurances.  From time to time, as and when required by AvTel-
          ------------------
Delaware or by its successor or assigns, there shall be executed and delivered on behalf of AvTel-Utah such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by AvTel-Delaware the title to and possession of all the property, interests, assets rights, privileges, immunities, powers, franchises and authority of AvTel-Utah and otherwise to carry out the purposes of this Agreement, and the officers and directors of AvTel-Delaware are fully authorized in the name and on behalf of AvTel-Utah or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3  Abandonment.  At any time before the Effective Date of the Merger,
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this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either AvTel-Utah or of AvTel-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of AvTel-Utah or the sole stockholder of AvTel-Delaware.

     4.4  Amendment.  The Boards of Directors of the Constituent Corporations
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may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5  Registered Office.  The registered office of the Surviving Corporation
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in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 and
The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6  Agreement.  Executed copies of this Agreement will be on file at the
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principal place of business of the Surviving Corporation at 130 Cremona Drive,
Santa Barbara, California 93111 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7  Governing Law.  This Agreement shall in all respects be construed,
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interpreted and enforced in accordance with and governed by the laws of the
State of Delaware and, so far as applicable, the merger provisions of the Utah Revised Business Corporation Act.

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     4.8  Counterparts.  In order to facilitate the filing and recording of this
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Agreement the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of AvTel-Delaware and AvTel-Utah is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                     AVTEL COMMUNICATIONS, INC.,
                                      a Delaware corporation


                                     By_______________________________
                                       Anthony E. Papa, President

ATTEST:

-----------------------------
James P. Pisani, Secretary

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